EXHIBIT 23




                          Independent Auditors' Consent



The Board of Directors
CenturyTel, Inc.:


We consent to incorporation by reference in the Registration Statements
(No. 333-91361, No. 333-84276 and No. 333-100481) on Form S-3, the
Registration Statements (No. 33-46562, No. 33-60061, No. 333-67815, No.
333-91351, No. 333-37148, No. 333-60806, No. 333-64992, No. 333-65004 and No.
333-89060) on Form S-8, the Registration Statements (No. 33-31314 and No. 33-46473) on combined Form S-8 and Form S-3, and the Registration Statements (No. 33-48956, No. 333-17015 and No. 333-100480) on Form S-4 of CenturyTel, Inc.
of our report dated January 29, 2003, relating to the consolidated balance sheets of CenturyTel, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, cash flows, and stockholders' equity and related financial statement schedule for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of CenturyTel, Inc.


/s/  KPMG LLP

KPMG LLP

Shreveport, Louisiana
March 26, 2003